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                                                                      EXHIBIT 15

May 31, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



Commissioners:

     We are aware that our report dated April 14, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement dated May 31, 2000.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
    Detroit, Michigan